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                                                                    EXHIBIT 23.6



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Nabors Industries, Inc. on Form S-3 (File No. 333-25233) of our report dated November 12, 1997, on our audits of the consolidated financial statements as of September 30, 1997 and 1996, and for the years then ended, which report is included in this Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".

                                       /s/PricewaterhouseCoopers LLP
                                       -----------------------------
                                          PricewaterhouseCoopers LLP

Houston, Texas
March 1, 1999